Exhibit 99.1

Replimune Announces Proposed Public Offering

Boston, MA – December 7, 2022 – Replimune Group, Inc. (Nasdaq: REPL), a clinical stage biotechnology company pioneering the development of a novel class of tumor-directed oncolytic immunotherapies, today announced a proposed public offering of $125 million of shares of its common stock and pre-funded warrants to purchase shares of common stock. All securities in the offering will be offered by Replimune. In addition, Replimune intends to grant the underwriters a 30-day option to purchase up to an additional $18.75 million of shares of its common stock from Replimune at the public offering price, less the underwriting discounts and commissions.

J.P. Morgan Securities LLC and SVB Securities LLC are acting as joint book-running managers for the proposed offering. The proposed offering is subject to market and other customary closing conditions, and Replimune cannot assure you as to whether or when the proposed offering may be completed.

The proposed offering will be made only by means of a preliminary prospectus supplement and the accompanying prospectus. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering will be filed with the Securities and Exchange Commission (the “SEC”) and may be obtained, when available, by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by e-mail at prospectus-eq_fi@jpmorgan.com; or SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at 1-800-808-7525, ext. 6105, or by email at syndicate@svbsecurities.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

The securities described above are being offered by Replimune pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Replimune with the SEC on June 23, 2022 and declared effective by the SEC on July 27, 2022.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel tumor-directed oncolytic immunotherapies. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone with payloads added to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform has a dual local and systemic mechanism of action (MOA) consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens and altering of the tumor microenvironment (TME) to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile the RPx platform has the versatility to be developed alone or combined with a variety of other treatment options.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing and size of our proposed public offering and our expectations with respect to granting the underwriters a 30-day option to purchase additional shares of our common stock, our goals to develop and commercialize our product candidates, and other statements identified by words such as “could”, “expects”, “intends”, “may”, “plans”, “potential”, “should”, “will”, “would”, or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the SEC, and in the preliminary prospectus supplement once filed with the SEC and the accompanying prospectus. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

ICR Westwicke

339.970.2843

chris.brinzey@westwicke.com